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                                                                     Exhibit 1.3

                                  SHARE CHARGE

                             dated 21 December 2005

                                   created by

                         ORASCOM TELECOM EURASIA LIMITED
                             (Registered No. 566594)

                                 as the Chargor
                                  in favour of

                     HUTCHISON TELECOMMUNICATIONS INVESTMENT
                                HOLDINGS LIMITED
                                  as the Lender



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                                    CONTENTS

CLAUSE                                                                     PAGE
------                                                                     ----
1       Definition and Interpretation.........................................1

2       Undertaking to pay....................................................3

3       Security..............................................................3

4       Restrictions and further assurance....................................4

5       Charged Shares........................................................4

6       General undertakings..................................................5

7       Representations and warranties........................................6

8       Enforcement Events....................................................6

9       Enforcement...........................................................7

10      Lender's rights.......................................................7

11      Order of distributions................................................8

12      Liability of Lender and Delegates.....................................8

13      Power of attorney.....................................................8

14      Protection of third parties...........................................9

15      Saving provisions.....................................................9

16      Discharge of Security................................................11

17      Expenses and interest................................................11

18      Payments.............................................................12

19      Tax gross up and indemnities.........................................12

20      Conduct of business by the Lender....................................14

21      Other indemnities....................................................14

22      Set-off..............................................................15

23      Rights, amendments, waivers and determinations.......................15

24      Partial invalidity...................................................15

25      Notices..............................................................15

26      Counterparts.........................................................17

27      Governing law........................................................17

28      Jurisdiction.........................................................17

                                  THE SCHEDULES

SCHEDULE                                                                   PAGE
--------                                                                   ----
SCHEDULE 1 Rights of Lender..................................................18

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THIS DEED is dated 21 December 2005 and made between:

(1)     ORASCOM TELECOM EURASIA LIMITED (the "Chargor"); and

(2) HUTCHISON TELECOMMUNICATIONS INVESTMENT HOLDINGS LIMITED (the "Lender", which expression includes its successors and assigns).

BACKGROUND

(A)     The Chargor is entering into this Deed in connection with the Promissory
        Note.

(B) The Board of Directors of the Chargor is satisfied that entering into this Deed is for the purposes and to the benefit of the Chargor and its business.

(C) The Lender and the Chargor intend this document to take effect as a deed (even though the Lender only executes it under hand).

IT IS AGREED as follows:

1       DEFINITION AND INTERPRETATION

1.1     DEFINITIONS
        In this Deed:

        "Business Day" means a day (other than a Saturday or Sunday or a public holiday) on which commercial banks are open for business in Cairo, Hong Kong, London and the Cayman Islands.

        "Charged Assets" means the assets from time to time subject, or expressed to be subject, to the Charges or any part of those assets.

        "Charges" means all or any of the Security created or expressed to be created by or pursuant to this Deed.

        "Currency of Account" means the currency in which the relevant indebtedness is denominated or, if different, is payable.

        "Delegate" means a delegate or sub-delegate appointed under Clause 10.2 (Delegation).

        "Dividends" means all present and future:

        (a) dividends and distributions of any kind and any other sum received or receivable in respect of any of the Shares;

        (b) rights, shares, money or other assets accruing or offered by way of redemption, bonus, option or otherwise in respect of any of the Shares;

        (c) allotments, offers and rights accruing or offered in respect of any of the Shares; and

        (d) other rights and assets attaching to, deriving from or exercisable by virtue of the ownership of, any of the Shares.

        "Enforcement Event" means any event or circumstance specified as such in Clause 8 (Enforcement Events).

        "Guarantee" means the Guarantee of even date herewith given by the Guarantor to the Lender in relation to the Promissory Note.

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        "Guarantor" means Orascom Telecom Holdings S.A.E., a company established in accordance with the laws of the Arab Republic of Egypt with its principal place of business at 2005A Nile City Towers, Cornish El Nile, Ramlet Beaulac, Cairo, Egypt.

        "HTIL" means Hutchison Telecommunications International Limited, a company incorporated in the Cayman Islands, having its registered office at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies, and whose shares are listed on the Stock Exchange of Hong Kong Ltd. (Stock Code: 2332), and whose American depositary shares are listed on the New York Stock Exchange, Inc. (Ticker: HTX).

        "Insolvency Act" means the Insolvency Act 1986.

        "Liabilities" means all present and future moneys, debts and liabilities due, owing or incurred by the Chargor to the Lender under or in connection with the Promissory Note (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).

        "LPA" means the Law of Property Act 1925.

        "Party" means a party to this Deed.

        "Promissory Note" means the promissory note granted by the Chargor in the amount of US$1,172,030,623.81 and dated 21 December 2005.

        "Sale Shares" means 917,759,172 issued shares of HK$0.25 each in the share capital of HTIL.

        "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

        "Shares" means:

        (a)     the Sale Shares;

        (b) all warrants, options or other rights to subscribe for, purchase or otherwise acquire those shares; and

        (c) all rights relating to any of those shares which are deposited with, or registered in the name of, any depositary, custodian, nominee, clearing house or system, investment manager, chargee or other similar person or their nominee, in each case whether or not on a fungible basis (including rights against any such person).

        "Shareholder Documents" means those documents referred to in Clause 5.5.

        "Share Purchase Agreement" means the share sale and purchase agreement of even date herewith entered into between, amongst others, the Lender and the Chargor, relating to the sale and purchase of the Sale Shares.

        "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

        "Winding-up" means one of the events or circumstances mentioned in Clause 7(h) or any analogous procedure or step in any jurisdiction.

                                        2
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1.2     CONSTRUCTION

        1.2.1 Unless a contrary indication appears, any reference in this Deed to:

                (i) "assets" includes present and future properties, revenues and rights of every description;

                (ii) the "Chargor", the "Lender" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

                (iii) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

                (iv) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

                (v) the "Promissory Note" or any other agreement or instrument is to a reference to the Promissory Note or other agreement or instrument as amended or novated;

                (vi) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

                (vii) a provision of law is a reference to that provision as amended or re-enacted.

        1.2.2   Clause and Schedule headings are for ease of reference only.

        1.2.3 Unless a contrary indication appears, a term used in the Promissory Note or in any notice given under or in connection with the Promissory Note has the same meaning in the Promissory Note or notice as in this Deed.

        1.2.4   An Enforcement Event is "continuing" if it has not been waived.

1.3     THIRD PARTY RIGHTS

        A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.

2       UNDERTAKING TO PAY

        The Chargor shall pay each of its Liabilities when due in accordance with its terms or, if they do not specify a time for payment, immediately on demand by the Lender.

3       SECURITY

3.1     MORTGAGE OF SHARES

        The Chargor, as the holder of such title to the Shares as it shall have acquired under the Share Purchase Agreement and as security for the payment of all Liabilities, mortgages the Shares and Dividends in favour of the Lender by way of first legal mortgage.

                                        3
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3.2     REGISTRATION OF LENDER

        The Chargor shall on the date of this Deed or, in the case of Shares acquired after the date of this Deed by way of Dividends, on the date of such acquisition, deliver or procure delivery to the Lender of the share certificates relating to such Shares and completed stock transfer forms naming the Lender, or if so directed by the Lender, the Lender's nominee, as transferee.

4       RESTRICTIONS AND FURTHER ASSURANCE

4.1     SECURITY

        The Chargor shall not create or permit to subsist any Security over any Charged Asset except for the Charges.

4.2     DISPOSAL

        The Chargor shall not (nor agree to) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any Charged Asset except, in the case of Dividends, as permitted by Clause
        5.3 (Dividends), or as otherwise agreed by the Lender.

4.3     FURTHER ASSURANCE

        The Chargor shall promptly do whatever the Lender requires:

        (a) to perfect or protect the Charges or the priority of the Charges; or

        (b) to facilitate the realisation of the Charged Assets or the exercise of any rights vested in the Lender or any Delegate,

        including executing any transfer, conveyance, charge, assignment or assurance of the Charged Assets (whether to the Lender or its nominees or otherwise), making any registration and giving any notice, order or direction.

5       CHARGED SHARES

5.1     VOTING AND OTHER RIGHTS

        Subject to Clause 5.2 (Voting and other rights if the Charges become Enforceable):

        (a) the Chargor shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Share as it sees fit provided that:

                (i) it does so for a purpose not inconsistent with the Promissory Note; and

                (ii) the exercise or failure to exercise those rights would not have an adverse effect on the value of the Shares and would not otherwise prejudice the interests of the Lender as a chargee of the Shares; and

        (b) following service on the Chargor of any Shareholder Documents, the Lender (or its nominee) shall upon receipt of a request from the Chargor, promptly provide the Chargor with a completed form of proxy entitling it to attend and vote at any meeting of shareholders of HTIL convened by any of the Shareholder Documents.

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5.2     VOTING AND OTHER RIGHTS IF THE CHARGES BECOME ENFORCEABLE

        At any time while an Enforcement Event is continuing and the Lender has given notice to the Chargor:

        (a) the Lender shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Share as it sees fit; and

        (b) the Chargor shall comply or procure the compliance with any directions of the Lender in respect of the exercise of those rights.

5.3     DIVIDENDS

        Until the Charges become enforceable, the Chargor shall be entitled to retain any cash income derived from the Shares as an ordinary distribution and the Lender shall (or, as the case may be, ensure that its nominee shall) pay the same to the Chargor or as it may direct. Thereafter, the Lender (or, as the case may be, its nominee) shall be entitled to retain any such cash income received by it and apply the same in such manner as the Lender sees fit.

5.4     PAYMENT OF DIVIDENDS

        The Lender shall promptly notify the Chargor of the declaration, payment, allotment, offer or issue of any Dividend.

5.5     COMMUNICATIONS

        The Lender (or its nominee) shall promptly deliver to the Chargor a copy of every circular, notice, report, set of accounts or other documents received by it or its nominee in connection with the Shares or in connection with or from HTIL.

5.6     POWER OF ATTORNEY

        If any Share is not held in the Chargor's name other than pursuant to this Deed, the Chargor shall promptly execute and deliver to the Lender an irrevocable power of attorney, expressed to be given by way of security and executed as a deed by the person in whose name that Share is held, for the purposes of securing the transfer of that Share into the name of the Lender (or its nominee). That power of attorney shall appoint the Lender and every Delegate the attorney of the holder and shall be in such form as the Lender requires.

6       GENERAL UNDERTAKINGS

6.1     NO PREJUDICIAL CONDUCT

        The Chargor shall not do, or permit to be done, anything which could prejudice the Charges.

6.2     SPECIAL PURPOSE VEHICLE

        The Chargor undertakes that it is and will, until such time as the mortgage under this Deed is discharged, remain a special purpose vehicle and will not carry on any trade or activity whatsoever other than acting as a pure holding company for the Shares (and acting as the registered (but not beneficial) owner of a single share in five other wholly owned subsidiaries of the Guarantor).

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7       REPRESENTATIONS AND WARRANTIES

        The Chargor makes the representations and warranties set out in this Clause 7 to the Lender on the date of this Deed.

        (a) the Chargor is a limited company duly incorporated under the laws of the jurisdiction of its incorporation, and it possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

        (b) the Chargor has power to execute, deliver and perform its obligations under this Deed;

        (c) the Chargor's obligations under this Deed constitute its legal, valid, binding and enforceable obligations;

        (d) the Chargor's execution, delivery and performance of this Deed does not:

                (i) contravene any applicable law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it;

                (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any financing agreement; or

                (iii) contravene or conflict with its constitutional documents;

        (e) all authorisations, approvals, licences, consents, filings, registrations, payment of duties or taxes and notarisations required for the performance and discharge by the Chargor of its obligations under this Deed are in full force and effect;

        (f) the Chargor is, directly or indirectly, a wholly-owned subsidiary of the Guarantor;

        (g) the Chargor is a special purpose vehicle, which has not ever carried on and does not carry currently on any trade or activity whatsoever other than acting as a pure holding company for the Shares (and acting as the registered (but not beneficial) owner of a single share in five other wholly owned subsidiaries of the Guarantor); and

        (h) no meeting has been convened, order made or resolution passed for its Winding-up, no such step is intended by it and, so far as it is aware, no petition, application or the like is outstanding for its Winding-up.

8       ENFORCEMENT EVENTS

        Each of the events or circumstances set out in Clause 8 is an Enforcement Event:

8.1     NON-PAYMENT

        The Chargor does not pay any of its Liabilities immediately upon their becoming due at the place and in the currency in which it is expressed to be payable unless:

        (a) its failure to pay is caused by administrative or technical error; and

        (b)     payment is made within 3 Business Days of its due date.

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8.2     INSOLVENCY

        Any Insolvency Event (as defined in the Promissory Note) occurs.

8.3     BREACH OF WARRANTY

        Any of the representations or warranties given by the Chargor in this Deed or in the Promissory Note or by the Guarantor in the Guarantee were untrue or misleading when given.

8.4     BREACH OF UNDERTAKINGS

        The Chargor being in breach of any of its obligations or undertakings under this Deed or the Promissory Note or the Guarantor being in breach of any of its obligations or undertakings under the Guarantee.

8.5     GUARANTEE

        The Guarantee not being or ceasing to be in full force and effect in accordance with its terms or the Guarantor, or any Person acting by or on behalf of the Guarantor, making a claim that the Guarantee is not in full force and effect.

9       ENFORCEMENT

9.1     WHEN ENFORCEABLE

        As between the Chargor and the Lender the Charges shall be enforceable, and the powers conferred by Section 101 of the LPA as varied and extended by this Deed shall be exercisable, while an Enforcement Event is continuing.

9.2     POWER OF SALE

        The statutory power of sale, of appointing a receiver and the other statutory powers conferred on mortgagees by Section 101 of the LPA as varied and extended by this Deed shall arise on the date of this Deed.

9.3     SECTION 103 LPA

        Section 103 of the LPA shall not apply to this Deed.

10      LENDER'S RIGHTS

10.1    RIGHTS OF LENDERS

        At any time after the Charges become enforceable, the Lender shall have the rights set out in Schedule 1 (Rights of Lender).

10.2    DELEGATION

        The Lender may delegate in any manner to any person any rights exercisable by the Lender under this Deed. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Lender thinks fit.

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11      ORDER OF DISTRIBUTIONS

11.1    APPLICATION OF PROCEEDS

        All amounts received or recovered by the Lender or any Delegate in exercise of their rights under this Deed shall, subject to the rights of any creditors having priority, be applied in the order provided in Clause 11.2 (Order of distributions).

11.2    ORDER OF DISTRIBUTIONS

        The order referred to in Clause 11.1 (Application of proceeds) is:

        (a) in or towards the payment of all costs, losses, liabilities and expenses of and incidental to the appointment of any Delegate and the exercise of any of his rights, including his remuneration and all outgoings paid by him;

        (b) in or towards the payment of the Liabilities in such order as the Lender thinks fit; and

        (c) in payment of any surplus to the Chargor or other person entitled to it.

12      LIABILITY OF LENDER AND DELEGATES

        Neither the Lender nor any Delegate shall (either by reason of taking possession of the Charged Assets or for any other reason and whether as mortgagee in possession or otherwise) be liable to the Chargor or any other person for any costs, losses, liabilities or expenses relating to the realisation of any Charged Assets or from any act, default, omission or misconduct of the Lender, any Delegate or their respective officers, employees or agents in relation to the Charged Assets or in connection with this Deed or the Promissory Note except to the extent caused by its or his own gross negligence, wilful misconduct or fraud.

13      POWER OF ATTORNEY

13.1    APPOINTMENT

        The Chargor by way of security irrevocably appoints the Lender and every Delegate severally its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time and in such manner as the attorney thinks fit:

        (a) to do anything which the Chargor is obliged to do (but has not done) under this Deed or the Promissory Note (including to execute charges over, transfers, conveyances, assignments and assurances of, and other instruments, notices, orders and directions relating to, the Charged Assets); and

        (b) to exercise any of the rights conferred on the Lender or any Delegate in relation to the Charged Assets or under this Deed, the Promissory Note, the LPA or the Insolvency Act.

13.2    RATIFICATION

        The Chargor ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted by it in Clause 13.1 (Appointment).

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14      PROTECTION OF THIRD PARTIES

14.1    NO DUTY TO ENQUIRE

        No person dealing with the Lender or any Delegate shall be concerned to enquire:

        (a) whether the rights conferred by or pursuant to this Deed or the Promissory Note are exercisable;

        (b) whether any consents, regulations, restrictions or directions relating to such rights have been obtained or complied with;

        (c) otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such rights; or

        (d)     as to the application of any money borrowed or raised.

14.2    PROTECTION TO PURCHASERS

        All the protection to purchasers contained in Sections 104 and 107 of the LPA, Section 42(3) of the Insolvency Act or in any other applicable legislation shall apply to any person purchasing from or dealing with the Lender or any Delegate.

15      SAVING PROVISIONS

15.1    CONTINUING SECURITY

        Subject to Clause 16 (Discharge of Security), the Charges are continuing Security and will extend to the ultimate balance of the Liabilities, regardless of any intermediate payment or discharge in whole or in part.

15.2    REINSTATEMENT

        If any payment by the Chargor or any discharge given by the Lender (whether in respect of the obligations of any person or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

        (a) the liability of the Chargor and the Charges shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

        (b) the Lender shall be entitled to recover the value or amount of that security or payment from the Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

15.3    WAIVER OF DEFENCES

        Neither the obligations of the Chargor under this Deed nor the Charges will be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Deed, the Promissory Note or any of the Charges (without limitation and whether or not known to it or the Lender) including:

        (a) any time, waiver or consent granted to, or composition with, the Chargor or any other person;

        (b) the release of the Chargor or any other person under the terms of any composition or arrangement with any creditor of the Chargor or any such person;

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        (c)     the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce any rights against, or security over assets of, the Chargor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

        (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Chargor or any other person;

        (e) any amendment (however fundamental) or replacement of this Deed, the Promissory Note or any other document or security;

        (f) any unenforceability, illegality or invalidity of any obligation of any person under this Deed, the Promissory Note or any other document or security; or

        (g)     any insolvency or similar proceedings.

15.4    IMMEDIATE RECOURSE

        The Chargor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Chargor under this Deed. This waiver applies irrespective of any law or any provision of this Deed or the Promissory Note to the contrary.

15.5    APPROPRIATIONS

        Until all the Liabilities have been irrevocably paid in full and all facilities which might give rise to Liabilities have terminated, the Lender (or any trustee or agent on its behalf) may:

        (a) refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Chargor shall not be entitled to the benefit of the same; and

        (b) hold in an interest-bearing suspense account any moneys received from the Chargor or on account of the Chargor's liability under this Deed.

15.6    DEFERRAL OF CHARGOR'S RIGHTS

        Until all the Liabilities have been irrevocably paid in full and all facilities which might give rise to Liabilities have terminated and unless the Lender otherwise directs, the Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under this Deed or the Promissory Note:

        (a)     to be indemnified by any person;

        (b) to claim any contribution from any other provider of Security for or any other guarantor of any person's obligations under this Deed or the Promissory Note; and/or

        (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under this Deed or the Promissory Note or of any guarantee or other security taken pursuant to, or in connection with, this Deed or the Promissory Note by the Lender.

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15.7    ADDITIONAL SECURITY

        The Charges are in addition to and are not in any way prejudiced by any other guarantees or security now or subsequently held by the Lender.

16      DISCHARGE OF SECURITY

16.1    FINAL REDEMPTION

        Subject to Clause 16.3 (Retention of security), if the Lender is satisfied that all the Liabilities have been irrevocably paid in full and that all facilities which might give rise to Liabilities have terminated, the Lender shall at the request and cost of the Chargor promptly release, reassign or discharge (as appropriate) the Charged Assets from the Charges.

16.2    ACTIONS ON FINAL REDEMPTION

        Upon release or discharge of the Charged Assets pursuant to Clause 16.1, the Lender shall, or shall procure that its nominee shall, transfer any Shares forming part of the Charged Assets to, or to the order of the Chargor giving the same title as was given by the Chargor under Clause
        3.1 (save to the extent of any rights or interests in such Shares already owned by or vested in the Chargor), by delivering or procuring delivery to the Chargor of the share certificates relating to the Shares, completed stock transfer forms naming the Chargor, or if so directed by the Chargor, the Chargor's nominee, as transferee and such other documents as shall be required to vest title to the Shares in the Chargor (or its nominee).

16.3    RETENTION OF SECURITY

        If the Lender considers that any amount paid or credited to it under this Deed or the Promissory Note is capable of being avoided or otherwise set aside on the Winding-up of the Chargor or any other person, or otherwise, that amount shall not be considered to have been paid for the purposes of determining whether all the Liabilities have been irrevocably paid.

16.4    CONSOLIDATION

        Section 93 of the LPA shall not apply to the Charges.

17      EXPENSES AND INTEREST

17.1    TRANSACTION EXPENSES

        The Chargor shall promptly on demand against receipt of invoices pay the Lender the amount of all costs, losses, liabilities and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this Deed, the Guarantee, the Promissory Note and any other documents referred to in this Deed up to maximum amount of US$100,000.

17.2    AMENDMENT COSTS

        If the Chargor requests an amendment, waiver or consent the Chargor shall, within three Business Days of demand, reimburse the Lender for the amount of all costs, losses, liabilities and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request.

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

17.3    ENFORCEMENT COSTS

        The Chargor shall, within three Business Days of demand, pay to the Lender the amount of all costs, losses, liabilities and expenses (including legal fees) properly incurred by the Lender or any Delegate in relation to this Deed (including the administration, protection, realisation, enforcement or preservation of any rights under or in connection with this Deed, or any consideration by the Lender as to whether to realise or enforce the same, and/or any amendment, waiver, consent or release).

18      PAYMENTS

18.1    DEMANDS

        Any demand for payment made by the Lender shall be valid and effective even if it contains no statement of the relevant Liabilities or an inaccurate or incomplete statement of them.

18.2    PAYMENTS

        All payments by the Chargor under this Deed (including damages for its breach) shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as the Lender may direct.

18.3    CONTINUATION OF ACCOUNTS

        At any time after:

        (a) the receipt by the Lender of notice (either actual or otherwise) of any subsequent Security affecting the Charged Assets; or

        (b)     any step is taken in relation to the Winding-up of the Chargor,

        the Lender may open a new account in the name of the Chargor with the Lender (whether or not it permits any existing account to continue). If the Lender does not open such a new account, it shall nevertheless be treated as if it had done so when the relevant event occurred. No moneys paid into any account, whether new or continuing, after that event shall discharge or reduce the amount recoverable pursuant to this Deed or the Promissory Note.

19      TAX GROSS UP AND INDEMNITIES

19.1    DEFINITIONS

(a)     In this Deed:

        "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

        "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under this Deed or the Promissory Note.

        "Tax Payment" means an increased payment made by the Chargor to the Lender under Clause 19.2 (Tax gross-up) or a payment under Clause 19.3 (Tax indemnity).

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

(b) Unless a contrary indication appears, in this Clause 19 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

19.2    TAX GROSS-UP

(a) The Chargor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b) The Chargor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly. Similarly, the Lender shall notify the Chargor on becoming so aware in respect of a payment payable to it.

(c) If a Tax Deduction is required by law to be made by the Chargor, the amount of the payment due from the Chargor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) If the Chargor is required to make a Tax Deduction, the Chargor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Chargor shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

19.3    TAX INDEMNITY

(a) The Chargor shall (within three Business Days of demand by the Lender) pay to the Lender and any Delegate an amount equal to the loss, liability or cost which it determines will be or has been (directly or indirectly) suffered for or on account of Tax by it in respect of this Deed or the Promissory Note.

(b)     Paragraph (a) above shall not apply:

        (i)     with respect to any Tax assessed on the Lender:

                (A) under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

                (B) under the law of the jurisdiction in which the Lender's office through which it is acting in connection with this Deed is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

        (ii) to the extent a loss, liability or cost is compensated for by an increased payment under Clause 19.2 (Tax gross-up).

19.4    TAX CREDIT

        If the Chargor makes a Tax Payment and the Lender determines that:

        (a)     a Tax Credit is attributable to that Tax Payment; and

        (b)     the Lender has obtained, utilised and retained that Tax Credit,

        the Lender shall pay an amount to the Chargor which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Chargor.

19.5    STAMP TAXES

        The Chargor shall pay and, within three Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Deed or the Promissory Note.

20      CONDUCT OF BUSINESS BY THE LENDER

        No provision of this Deed will:

        (a) interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

        (b) oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

        (c) oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

21      OTHER INDEMNITIES

21.1    CURRENCY INDEMNITY

(a) If any sum due from the Chargor under this Deed or the Promissory Note (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

        (i)     making or filing a claim or proof against the Chargor;

        (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

        the Chargor shall as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the Lender at the time of its receipt of that Sum.

(b) The Chargor waives any right it may have in any jurisdiction to pay any amount under this Deed or the Promissory Note in a currency or currency unit other than that in which it is expressed to be payable.

21.2    INDEMNITIES SEPARATE

        Each indemnity in this Deed shall:

        (a) constitute a separate and independent obligation from the other obligations in this Deed;

        (b)     give rise to a separate and independent cause of action;

        (c)     apply irrespective of any indulgence granted by the Lender;

        (d) continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any Liability or any other judgment or order; and

        (e) apply whether or not any claim under it relates to any matter disclosed by the Chargor or otherwise known to the Lender.

22      SET-OFF

        The Lender may set off any matured obligation due from the Chargor under this Deed or the Promissory Note (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to the Chargor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

23      RIGHTS, AMENDMENTS, WAIVERS AND DETERMINATIONS

23.1    AMBIGUITY

        Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to this Deed, the terms of this Deed shall prevail.

23.2    REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of the Lender or Delegate any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

23.3    AMENDMENTS AND WAIVERS

        Any term of this Deed may be amended or waived only with the consent of the Lender and the Chargor.

23.4    CERTIFICATES AND DETERMINATIONS

        Any certification or determination by the Lender or any Delegate under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24      PARTIAL INVALIDITY

        If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

25      NOTICES

25.1 Any notice or other communication to be given under or in connection with this Agreement ("Notice") shall be in the English language in writing and signed by or on behalf of the party giving it and marked for the attention of the relevant party. A Notice may be delivered personally or sent by fax, pre-paid recorded delivery or pre-paid registered airmail to the address or fax number provided in Clause 25.3.

25.2    A Notice shall be deemed to have been received:

        (i)     at the time of delivery if delivered personally;

        (ii)    at the time of transmission if sent by fax;

        (iii) two Business Days after the time and date of posting if sent by pre-paid recorded delivery; or

        (iv) five Business Days after the time and date of posting if sent by pre-paid registered airmail,

        provided that if deemed receipt of any Notice occurs after 6.00 p.m. or is not on a Business Day, deemed receipt of the Notice shall be 9.00 a.m. on the next Business Day. References to time in this Clause 25 are to local time in the country of the addressee.

25.3    THE ADDRESSES AND FAX NUMBERS FOR SERVICE OF NOTICE ARE:

        Lender:

        Name:                          Hutchison Telecommunications Investment
                                       Holdings Limited
        Address:                       c/o 22nd Floor, Hutchison House
                                       10 Harcourt Road
                                       Hong Kong
        For the attention of:          The Company Secretary
        Fax number:                    (852) 2128 1778

        Chargor:

        Name:                          Orascom Telecom Eurasia Limited
        Address:                       c/o 2005A Nile City Towers - South Tower
                                       Cornish El Nile
                                       Ramlet Beaulac - 11221
                                       Cairo
                                       Egypt
        For the attention of:          Mr. Naguib Sawiris
        Fax number:                    202 461 5055

        With a copy to:                Orascom Telecom Holding S.A.E.
        Address:                       2005A Nile City Towers - South Tower
                                       Cornish El Nile
                                       Ramlet Beaulac - 11221
                                       Cairo
                                       Egypt
                                       Attn: Legal Department
                                       Fax number: 202 461 5165

25.4 A party shall notify the other parties of any change to its address in accordance with the provisions of this Clause 25 provided that such notification shall only be effective on the later of the date specified in the notification and 5 (five) Business Days after deemed receipt.

26      COUNTERPARTS

        This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

27      GOVERNING LAW

        This Deed is governed by English law.

28      JURISDICTION

28.1    JURISDICTION OF ENGLISH COURTS

        (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a "Dispute").

        (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

        (c) This Clause 28.1 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

28.2    SERVICE OF PROCESS

        Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

        (a) irrevocably appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London, England EC2V 7EX as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

        (b) agrees that failure by a process agent to notify the Chargor of the process will not invalidate the proceedings concerned.

This Deed has been delivered on the date stated at the beginning of this Deed.

                                   SCHEDULE 1

                                RIGHTS OF LENDER

The Lender shall have the right, either in its own name or in the name of the Chargor or otherwise and in such manner and upon such terms and conditions as the Lender thinks fit, and either alone or jointly with any other person:

(a)     TAKE POSSESSION

        to take possession of the Charged Assets, and to require payment to it of all Dividends;

(b)     DEAL WITH CHARGED ASSETS

        to sell, transfer, assign, exchange or otherwise dispose of or realise the Charged Assets to any person either by public offer or auction, tender or private contract and for a consideration of any kind (which may be payable or delivered in one amount or by instalments spread over a period or deferred);

(c)     BORROW MONEY

        to borrow or raise money either unsecured or on the security of the Charged Assets (either in priority to the Charges or otherwise);

(d)     RIGHTS OF OWNERSHIP

        to exercise and do (or permit the Chargor or any nominee of it to exercise and do) all such rights and things as the Lender would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Assets;

(e)     CLAIMS

        to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person relating to the Charged Assets;

(f)     LEGAL ACTIONS

        to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Assets;

(g)     REDEMPTION OF SECURITY

        to redeem any Security (whether or not having priority to the Charges) over the Charged Assets and to settle the accounts of any person with an interest in the Charged Assets; and

(h)     OTHER POWERS

        to do anything else it may think fit for the realisation of the Charged Assets or incidental to the exercise of any of the rights conferred on the Lender under or by virtue of this Deed, the Promissory Note, the LPA or the Insolvency Act.

                       EXECUTION PAGE - SHARE CHARGE DEED

SIGNED as a DEED on behalf of
ORASCOM TELECOM EURASIA LIMITED,
incorporated in the British Virgin Islands by

Aldo Mareuse                                             /s/ Aldo Mareuse
                                                        -----------------------

who, in accordance with the laws of that territory, is (or are) acting under the authority of that company.

Witness
Signature:  /s/ Chris Utting
           ------------------------------------
Name:           Chris Utting
           ------------------------------------
Address:        5 Old Broad Street
           ------------------------------------

           ------------------------------------
Occupation:     Solicitor
           ------------------------------------



SIGNED by
Frank J. Sixt

for and on behalf of
HUTCHISON TELECOMMUNICATIONS
INVESTMENT HOLDINGS LIMITED                     /s/ Frank J. Sixt
in the presence of:                            -------------------------------

Ruth Roth

 /s/ Ruth Roth
-------------------------------
Linklaters
One Silk Street
LONDON



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